UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2007

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ENERGY PARTNERS, LTD.
(Exact name of registrant as specified in its charter)

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Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400
New Orleans, Louisiana  70170
(Address of principal executive offices)

(504) 569-1875
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On March 26, 2007, Energy Partners, Ltd. commenced its previously announced cash tender offer to purchase up to 8,700,000 issued and outstanding common shares at $23 per share, and, in connection therewith, filed a Schedule TO, which included as exhibits the Offer to Purchase and related tender offer materials, and cash tender offer and consent solicitation for its 8 3/4% Senior Notes Due 2010.  A copy of the Schedule TO is incorporated herein by reference.

EPL issued press releases entitled “EPL Commences $23 Per Share Self-Tender Offer for 8,700,000 Company Shares (22% of Company’s Shares)” and “Energy Partners, Ltd. Announces Cash Tender Offer and Consent Solicitation for its 8 3/4% Senior Notes Due 2010.”  A copy of the equity self-tender press release is filed as Exhibit (a)(5)(d) to EPL’s Schedule TO, dated March 26, 2007, and a copy of the debt tender press release is attached hereto as Exhibit 99.3.  Both press releases are incorporated herein by reference.

Item 9.01.                                Financial Statements and Exhibits.

Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Schedule TO, dated March 26, 2007.*

99.2	Press release, dated March 26, 2007.*

99.3	Press release, dated March 26, 2007.

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* Previously filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2007
ENERGY PARTNERS, LTD. By: /s/ John H. Peper John H. Peper Executive Vice President, General Counsel and Corporate Secretary